Exhibit 10.3

SECOND AMENDMENT TO THE
KALOBIOS PHARMACEUTICALS, INC.
2012 EQUITY INCENTIVE PLAN

WHEREAS, pursuant to Section 13.2 of the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan, effective as of July 7, 2012, as amended from time to time (the “Plan”), the Board of Directors of Humanigen, Inc. (the “Board”) has the right to amend the Plan;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Humanigen, Inc.’s common stock (“Stock”) authorized for issuance under the Plan by 16,050,000 shares;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Stock which may be subject to stock options or stock appreciate right awards granted under the Plan in a calendar year to an individual Plan participant;

WHEREAS, the Board desires to amend the Plan to remove all Plan provisions required to be included in the Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), based on legislative repeal of Section 162(m) of the Code;

WHEREAS, the Board desires to amend the Plan to reflect the change of the Plan sponsor’s name from KaloBios Pharmaceuticals, Inc. to Humanigen, Inc.; and

WHEREAS, the Board desires to amend the Plan to reflect that the Stock is traded on the OTCQB Venture Market.

NOW, THEREFORE, BE IT RESOLVED, that, effective March 9, 2018, the Plan is hereby amended to make the following changes:

1.	The name of the Plan is hereby changed to the Humanigen, Inc. 2012 Equity Incentive Plan.

2.	Section 2.2 of the Plan, captioned Section 162(m), is hereby deleted in its entirety.

3.	Section 3.1 of the Plan, captioned Basic Limitation, is hereby amended and restated in its entirety as follows:

3.1           Basic Limitation.          Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed 19,860,498. The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan.  The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

4.	Section 3.4(a) of the Plan, captioned Plan Limits, is hereby amended and restated in its entirety as follows:

(a)          The maximum aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any calendar year to any one Participant shall not exceed 7,500,000, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 7,500,000 Common Shares;

5.	Section 5.6 of the Plan, captioned Modifying or Assumption of Options, is hereby amended by replacing the reference to “Nasdaq Global Market” with “OTCQB Venture Market.”

6.	Section 6.7 of the Plan, captioned Modifying or Assumption of SARs, is hereby amended by replacing the reference to “Nasdaq Global Market” with “OTCQB Venture Market.”

7.	Section 10.2, captioned, Awards Under Other Plans, is hereby deleted in its entirety.

8.	Section 12.3 of the Plan, captioned Section 162(m) Matters, is hereby deleted in its entirety.

9.	Section 14.10 of the Plan, captioned “Company”, is hereby amended and restated as follows:

“Company” means Humanigen, Inc., a Delaware corporation.

10.	Section 14.20 of the Plan, captioned “Outside Director”, is hereby deleted in its entirety.

11.	Section 14.24 of the Plan, captioned “Performance Goal”, is hereby amended and restated as follows:

 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based one or more performance criteria, which may include on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual.  A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices.  The Administrator may adjust the results under any performance criterion to exclude any unanticipated event that occurs during a Performance Period including the following: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.

12.	Section 14.26 of the Plan, captioned “Plan”, is hereby amended and restated as follows:

 “Plan” means this Humanigen, Inc. 2012 Equity Incentive Plan, as amended from time to time.

13.	Section 14.33 of the Plan, captioned “Service”, is hereby amended and restated as follows:

“Service” means service as an Employee or Consultant.

14.	Section 14.34 of the Plan, captioned “Service Provider”, is hereby amended and restated as follows:

 “Service Provider” means any individual who is an Employee or Consultant.

15.	Section 14.40 of the Plan, captioned “Substitute Awards”, is hereby amended and restated as follows:

“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the rules and regulations of the OTCQB Venture Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

16.	The first paragraph of Appendix A of the Plan, is hereby amended and restated as follows:

The Administrator may establish Performance Goals derived from any criteria it determines appropriate including any one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards.

17.	The last bullet point of Appendix A of the Plan is hereby deleted in its entirety.

Except as amended above, the Plan shall remain in full force and effect.

[Signature page follows]

This Second Amendment to the Plan was duly adopted and approved by the Board of Directors of the Company.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant, M.D., MBA
Name:	Cameron Durrant, M.D., MBA
Title:	Board Chairman & Chief Executive Officer